UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 3, 2014

Digital Generation, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35643	94-3140772
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 West John Carpenter Freeway, Suite 700 Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 581-2000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders.

On February 3, 2014, at a special meeting of stockholders of Digital Generation, Inc. (the “Company”), the Company’s stockholders approved the following proposals (with the final results for each matter indicated below): (1) to adopt and approve the Agreement and Plan of Merger, dated as of August 12, 2013, by and among Extreme Reach, Inc., a Delaware corporation (“Extreme Reach”), Dawn Blackhawk Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Extreme Reach, and the Company, and the transactions contemplated therein (the “Merger Agreement”); (2) to approve certain compensation payable or that could become payable to the Company’s named executive officers in connection with the merger; and (3) to approve, if necessary, the adjournment of the special meeting to a later date to solicit additional proxies in favor of the adoption and approval of the Merger Agreement.  These proposals are described in more detail in the definitive proxy statement, dated January 13, 2014, filed by the Company with the Securities and Exchange Commission on January 13, 2014. A copy of the press release relating to the stockholder approval of the Merger Agreement is attached as Exhibit 99.1 hereto.

Proposal 1: Adoption of the Merger Agreement

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
19,610,029	21,851	9,604	0

Proposal 2: Approval of Certain Compensation Payable or That Could Become Payable to our Named Executive Officers in Connection with the Merger

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
16,100,099	3,183,987	357,398	0

Proposal 3: Approval, If Necessary, of the Adjournment of the Special Meeting to a Later Date to Solicit Additional Proxies in Favor of the Adoption and Approval of the Merger Agreement

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
18,624,446	1,000,461	16,577	0

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description of Exhibit
99.1	Press Release, dated as of February 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL GENERATION, INC.

Date: February 3, 2014	By:	/s/ Sean N. Markowitz
Name: Sean N. Markowitz
Title: General Counsel

EXHIBIT INDEX

Exhibit	Description of Exhibit
99.1	Press Release, dated as of February 3, 2014.